UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2024 (January 4, 2024)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Trinity Place Holdings Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of January 5, 2024 (the “Effective Date”), with TPHS Lender LLC, the lender under the Company’s corporate credit facility (the “Company Investor”) and TPHS Investor LLC, an affiliate of Company Investor (the “JV Investor”, and together with the Company Investor, the “Investor”), pursuant to which the Company Investor will acquire 25,112,245 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the “Investor Shares”) in accordance with the terms and conditions of the Stock Purchase Agreement. At the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), the Company and the JV Investor will enter into an amended and restated limited liability company operating agreement of TPHGreenwich Holdings LLC (the “JV” and the “JV Operating Agreement”, respectively), pursuant to which the JV Investor will be appointed the initial manager of, and acquire a five percent (5%) interest in, the JV, which JV will continue to own, indirectly, all of the real property assets and liabilities of the Company upon the consummation of the transactions contemplated by the Stock Purchase Agreement and the JV Operating Agreement, and hire a newly formed subsidiary of the Company to act as asset manager for the JV for an annual management fee (collectively, the “Transactions”).

Stock Purchase Agreement

Purchase Price

The Stock Purchase Agreement provides that at the Closing, the Company will issue and sell to the Investor the Investor Shares for a purchase price of $0.30 per share (the “Purchase Price”). The Purchase Price will be deposited into a bank account of the Company (the “Purchase Price Reserve Account”) controlled by the Investor and to be used as set forth in the Stock Purchase Agreement. At Closing, the Investor will pay from the Purchase Price Reserve Account, on behalf of the Company, certain outstanding transaction expenses of the Company’s advisors (approximately $2.9 million in the aggregate). Following the Closing, the permitted uses for the funds in the Purchase Price Reserve Account include (i) payment of the transactions expenses described below, (ii) payment of any operating costs less than $25,000 individually, or $75,000 in the aggregate, or (iii) any other payments with the Investor’s prior written consent; provided that until the occurrence of a dissolution event of the Company, $200,000 will be available to the Company to fulfill its indemnification obligations to current and/or former directors and officers.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to the satisfaction or waiver of certain closing conditions, including, among other things: (a) the representations and warranties made by one party to the other being true and correct, subject to various qualifications, (b) each party having performed or complied in all material respects with the covenants and agreements contained in the Stock Purchase Agreement, (c) the Stockholder Approval having been obtained, (d) the Loan Modification Agreements (defined below) having been executed and delivered by the parties thereto, and (e) the parties reaching agreement on the terms for the maintenance of director and officer insurance coverage.

The obligation of the Investor to purchase the Investor Shares and consummate the Transactions is also subject to the satisfaction or waiver of certain additional closing conditions, including, among other things: (a) since the Effective Date, nothing has occurred that would reasonably be expected to result in a material adverse effect on the Company, and (b) if Investor has elected to purchase an R&W Insurance Policy (defined below), then Investor shall have obtained such R&W Insurance Policy in a form and amount acceptable to Investor.

Representations, Warranties and Covenants

The Stock Purchase Agreement contains various representations and warranties of the Company related to its business and properties, many of which are subject to and qualified by a materiality, material adverse effect and or knowledge of the Company standard as set forth in the Stock Purchase Agreement, as well as various customary representations and warranties of the Investor.

The Stock Purchase Agreement includes certain covenants of the Company for the period between the Effective Date until the Closing Date and in some cases, following the Closing, including, among other things: (a) covenants related to the leases with the tenants, including that without Investor’s consent, the Company will not enter into, modify or terminate any leases affecting the Company’s property at 28-42 Trinity Place (77 Greenwich Street) in Lower Manhattan, referred to as “77 Greenwich” and also referred to herein as the “77G Property”), the property located at 237 11th Street in Brooklyn, New York (the “237 11th” or the “237 11th Property”) or a legacy Syms property occupied by retail tenants in Paramus, New Jersey (the “Paramus Property”, and together with the 77G Property and the 237 11th Property, individually referred to as a “Property”) (except for certain residential lease renewals in the ordinary course), (b) without Investor’s consent, except as required by applicable law, the Company will not in any material respect change any of the terms of any of material contracts, or enter into any new agreement, affecting any Property (other than a purchase and sale agreement for the Paramus Property consistent with the letter of intent entered into in connection with the potential sale of the Paramus Property (a “Paramus PSA”)), (c) covenants related to the 42 Trinity Place Condominium, (d) without Investor’s prior written consent, the Company will not incur any expense or liability in excess of $50,000 in any calendar year outside of the expenses set forth in the budgets provided by the Company to Investor, and (e) the Company will not take any action with respect to the current litigation, in which it is a plaintiff, related to the 237 11th Property (the “237 11th Litigation”) without Investor’s prior written consent.

The Company has also made certain additional covenants in the Stock Purchase Agreement, including, among other things:

•	the Company will (i) submit to its stockholders for approval through a consent solicitation the following: (1) the issuance of the Investor Shares pursuant to the Stock Purchase Agreement, and (2) the JV Operating Agreement (collectively, the “Stockholder Proposals”), and (B) mail to the stockholders as of the established record date a consent solicitation statement, and (ii) set a deadline for written consents to be received from the stockholders within thirty (30) days of the mailing date; provided, that such thirty (30) day deadline will be automatically shortened to the extent that it would end on a date that is beyond the “Forbearance Period” as such term is defined in the forbearance agreement, dated as of September 1, 2023 (as amended, extended or otherwise modified), by and among the property owner of the 77G Property, the Company and the lender under the 77 Greenwich mortgage agreement;

•	following the Closing, the Company will pursue, (a) the delisting (“Delisting”) of its Common Stock from the NYSE American LLC (the “NYSE American”) and (b) deregistration from the reporting obligations under Sections 12 and 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all associated reporting obligations (“Deregistration”). The Delisting must be completed not later than forty-five (45) days following the Closing, and the Company will use reasonable efforts to complete the Deregistration process no later than one hundred thirty-five (135) days following the Closing (absent agreement otherwise from Investor); provided, that in the event a proposed third-party investor in the Company (a “TopCo Strategic Investor”) desires the Company to maintain its listing with the NYSE American and registration with the Securities and Exchange Commission (the “SEC”) as part of a strategic transaction with the Company (a “TopCo Strategic Transaction”), and if such TopCo Strategic Investor posts at least a $750,000 nonrefundable deposit and commits to close such proposed TopCo Strategic Transaction within 30 days after posting such deposit, as such date is reasonably extended to the extent stockholder approval is required, then the Delisting and Deregistration process will be paused, to be resumed as promptly as practicable if the proposed TopCo Strategic Transaction terminates;

•	the Company will take all action necessary to cause the board of directors of the Company to be constituted as agreed by the Investor and the Company, effective upon the Closing, and, upon the earlier of (i) the Delisting and (ii) three (3) months following the Closing, the Company will take all action reasonably necessary to cause the board of directors to be reduced to five (5) members, constituted as follows: (i) two (2) members appointed by Investor, each of which may either be independent or interested, as determined by the Investor; (ii) two (2) members appointed by the Company, either or both of which may be current members of the board; and (iii) one (1) member to be mutually agreed upon and appointed by, the Company and Investor; and

•	immediately following the consummation of the sale of the Paramus Property pursuant to a Paramus PSA (the “Paramus Property Sale”), the Company will take all action necessary to cause all net proceeds received in connection with the Paramus Property Sale to be applied to prepayment of the Credit Agreement, dated as of December 19, 2019, by and between the Company and the Company Investor, as initial lender and as administrative agent (the “CCF”).

The Investor makes certain covenants in the Stock Purchase Agreement, including, among other things, that the Investor has the right (but not the obligation) to obtain a buyer-side representation and warranty insurance policy issued to Investor in connection with the transactions contemplated by the transaction agreements (a “R&W Insurance Policy”), which will provide that the insurer may not seek to or enforce, and to the fullest extent waives, any subrogation rights it might have against the Company or any of its affiliates, or any past, present or future direct or indirect parent, stockholder, member, director, officer, attorney, partner, employee, third-party counsel, financial advisor, auditor (or the functional equivalent of any such position), agent or other representative of any of the foregoing, arising out of, as a result of, or related to the Stock Purchase Agreement, except in the case of fraud by such party.

The parties make certain additional covenants under the Stock Purchase Agreement, including, among others, the following: (a) in the event that the Company desires to complete a TopCo Strategic Transaction, the parties will reasonably cooperate at the Company’s sole cost and expense to effectuate such TopCo Strategic Transaction, and (b) the parties agree to cooperate to modify each of the Company’s existing 77 Greenwich mortgage loan agreement, the Mezzanine Loan Agreement dated as of December 22, 2020 by and between the Company and TPHS Lender II LLC, an affiliate of the Investor (the “Mezzanine Loan Agreement”), and loan agreements with respect to the 237 11th Property to, among other things, reflect the occurrence of and to cause the respective lenders thereunder to grant their consent to the transactions contemplated by the JV Operating Agreement and the other transaction agreements (collectively, the “Loan Modification Agreements”). The modifications to the 77 Greenwich mortgage loan agreement are anticipated to include an extension and approximately $20 million funded by Investor or its affiliates to pay down accrued interest, fund reserves and rebalance the loan for carry costs and to pay transaction costs related to the agreement.

No Survival of Representations and Warranties

Under the Stock Purchase Agreement, except in the case of fraud (a) none of the representations and warranties shall survive the Closing and following the Closing no claims may be made against any person as a result of a breach of representations or warranties, and (b) no person shall have any liability, with respect to any of the foregoing representations and warranties other than insurers and reinsurers under the R&W Insurance Policy, if any. In addition, none of the covenants and agreements that are required to be performed at or prior to the Closing will survive the Closing. If a breach of any covenant by the Company is also a breach of a Company representation and warranty, Investor has agreed to use commercially reasonable efforts to make and diligently pursue a claim therefor under the R&W Insurance Policy and Investor has agreed to reimburse the Company for any amounts paid to Investor in connection with such covenant breach if Investor has recovered more than the amount necessary to make it whole in connection with such breach. Following the Closing, and except in the case of fraud, the R&W Insurance Policy, if any, will be the sole and exclusive source of recovery and remedy for any losses sustained, suffered or incurred by Investor, its affiliates, or any of their respective successors or assigns, resulting from any breach, misstatement, misrepresentation, inaccuracy or omission by the Company of its representations and warranties contained in the Stock Purchase Agreement.

Termination

The Stock Purchase Agreement may be terminated under certain circumstances prior to the Closing, including, among others, the following:

•	by either party if the Closing shall not have occurred on or prior to January 31, 2024 (the “Outside Closing Date”); provided, the terminating party cannot terminate if the breach by such party is the principal cause;

•	by Investor if the Company breaches any of its representations or warranties or failed to perform (or cause to be performed) any of its covenants or agreements, which breach or failure to perform (i) would give rise to the failure of the condition that the Company’s representations and warranties be true and correct in all material respects and (ii) is incapable of being cured prior to the Outside Closing Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Outside Closing Date) (a “Company Breach”); or

•	by the Company if Investor shall have breached any of its representations or warranties or failed to perform (or cause to be performed) any of its covenants or agreements, which breach or failure to perform (i) would give rise to the failure of the condition that Investor’s representations and warranties be true and correct in all material respects and (ii) is incapable of being cured prior to the Outside Closing Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Outside Closing Date) (an “Investor Breach”); provided, that the Company is not then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of the condition that its representations and warranties be true and correct in all material respects

In the event of a Company Breach, in addition to any other remedy available to Investor at law or in equity, Investor may either (x) terminate the Stock Purchase Agreement, in which case Investor will have the right to commence a proceeding against the Company for damages; or (y) bring an action against the Company to seek specific performance of the Company’s obligations under the Stock Purchase Agreement. In the event of an Investor Breach, the Company may as its sole and exclusive remedy terminate the Stock Purchase Agreement, in which case the Company will have the right to commence a proceeding against Investor for its actual out of pocket expenses and damages incurred in connection with the transaction contemplated by the Stock Purchase Agreement, such damages not to exceed $500,000 in the aggregate

The foregoing description of the Stock Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The Stock Purchase Agreement, and the foregoing description of the Stock Purchase Agreement, have been included to provide investors and our stockholders with information regarding the terms of the Transactions. The assertions embodied in the representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement, were solely for the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in the disclosure schedules of the Company provided to the Investor in connection with the signing of the Stock Purchase Agreement. Moreover, certain representations and warranties in the Stock Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Stock Purchase Agreement. Accordingly, the representations and warranties in the Stock Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company or Investor at the time they were made or otherwise, and information in the Stock Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain Related Agreements

Joint Venture Agreement

At the Closing, the Company and the JV Investor will enter into the JV Operating Agreement, with the Company owning 95% of the ownership interests in the JV and the JV Investor owning 5% of the ownership interests in the JV. Distributions under the JV Operating Agreement first go to Investor until the JV Investor has received its initial distribution amount in full (which initial distribution amount is the sum of (v) all amounts due under the CCF and Mezzanine Loan, (w) all amounts due in connection with any additional JV debt financing provided by Investor or its affiliate, (x) Investor’s initial capital contribution, and (y) any additional capital contributions made by Investor), then distributed pro rata pursuant to the members’ respective percentage interests in the JV. If TPH Manager is terminated for “Cause” under the Asset Management Agreement, as described below, at the option of Investor, the Company’s right to distributions from the JV will be forfeited and any distribution that would otherwise have been made to the Company will instead be distributed to the JV Investor.

JV Investor, in its capacity as manager of the JV, shall manage, control and conduct the affairs of the JV, subject only to certain major decisions set forth in the JV Operating Agreement. Major decisions are (1) entering into any transaction with or for the benefit of Investor or its affiliate, other than any transaction involving Investor or its affiliate providing debt and/or equity to the Company as set forth in the JV Operating Agreement or any arms-length transaction, (2) any amendment or modification of the JV Operating Agreement or any operating agreement of a subsidiary company of the JV, or any other agreement with the Company or a subsidiary company of the JV if such amendment would materially adversely affect the rights or obligations of the Company in a manner that is disproportionate to the JV Investor, (3) any tax or accounting matter decision relating to net operating losses that would be materially adverse to the Company but not the JV Investor, and (4) the admission of any other member to the JV or its subsidiary except as permitted under the JV Operating Agreement.

Under the JV Operating Agreement, the Company will retain control of the Paramus Property and will have the sole and exclusive right to manage and make decisions regarding the Paramus Property, subject to (i) the Company Investor’s right to approve any Paramus PSA that may be entered into in accordance with the terms and conditions of the Stock Purchase Agreement; (ii) the JV Investor’s right to approve any material modifications of such Paramus PSA, and (iii) the JV Investor’s right to approve any dissolution of the owner of the Paramus Property.

Company’s liability under any cause of action arising from or in connection with the JV Operating Agreement is limited to its interest in the JV, other than with respect to certain Company guaranty liabilities related to (a) any loss or expense incurred by the JV Investor under any non-recourse carveout guaranty or environmental indemnity to a third-party lender, or (b) indemnification and reimbursement from the Company if the JV Investor makes a payment to a third party lender pursuant to a guaranty (other than a non-recourse carve out guaranty or environmental indemnity), in each case, to the extent such loss, expense or payment was caused solely by, or required solely as a result of, the acts or omissions of the Company or the TPH Manager without the prior written consent of the JV Investor.

Asset Management Agreement

At the Closing, a newly formed wholly-owned subsidiary of the Company (the “TPH Manager”) will enter into an asset management agreement with the JV (the “Asset Management Agreement”). The Asset Management Agreement will provide that the TPH Manager will agree to provide certain services in connection with the construction (with respect to the 77G Property), management, operation, supervision and maintenance of the 77G Property and 237 11th Property. To compensate TPH Manager for such services, the JV will pay an annual management fee to TPH Manager equal to the greater of (x) $400,000 or (y) 1.25% of (i) the outstanding principal balance of the CCF plus (ii) the outstanding principal balance of the Mezzanine Loan, plus (iii) the principal balance of any future fundings of any type under the CCF and/or Mezzanine Loan.

The Asset Management Agreement will continue until the earlier to occur of (a) both consummation of a sale, transfer, conveyance or other disposition of the 77G Property and 237 11th Property and the final resolution of the 237 11th Litigation, or (b) the earlier termination of the Asset Management Agreement pursuant to the terms therein. The JV will have the right to terminate the Asset Management Agreement at any time with or without cause, provided that if the TPH Manager is terminated without cause prior to the 18-month anniversary of the Asset Management Agreement, the TPH Manager will be entitled to a termination payment equal to 75 days’ payment of the management fee, based on the average fee paid to the TPH Manager during the immediately prior 12 months. After the 18-month anniversary of the Asset Management Agreement, the TPH Manager will also have the right to terminate the Asset Management Agreement in its sole and absolute discretion, upon not less than 75 days’ prior written notice to the JV. As described above, if TPH Manager is terminated for “Cause” under the Asset Management Agreement, at the option of Investor, the Company’s right to distributions from the JV will be forfeited and any distribution that would otherwise have been made to the Company will instead be distributed to the JV Investor. The term “Cause” means (a) the Company ceasing to be a member under the JV Operating Agreement, (b) TPH Manager transfers its rights or obligations under the Asset Management Agreement in violation of the terms therein, (c) TPH Manager files or consents to a petition in bankruptcy, (d) TPH Manager, any Key Manager Employee (defined below) or any affiliate is convicted of fraud or is determined by a court of competent jurisdiction pursuant to a final judgment to have committed an act of fraud, (e) any misappropriation, gross negligence or willful misconduct by TPH Manager, any Key Manager Employee or any affiliate of the foregoing (which is curable one time during the term of the Asset Management Agreement if committed by a non-senior level employee), (e) any of the Company, TPH Manager or any Key Manager Employee is convicted of a felony crime or crime of moral turpitude, (f) any representation or warranty made by TPH Manager under the Asset Management Agreement is untrue in any material respect and remains uncured after notice from the JV, (g) a material breach by TPH Manager of the terms of the Asset Management Agreement (other than as set forth above in this definition) which breach has a material adverse effect on the JV and remains uncured after notice from the JV, or (h) the breach or failure to comply by the JV or any subsidiary with any loan documents (other than, in the case of loan documents in which an affiliate of JV Investor is a lender, with respect to any key person provisions relating to Mr. Messinger or a replacement) in the event such breach or failure is caused by the actions of TPH Manager, Key Manager Employee or any affiliate and continues after the giving of any required notice and the expiration of any applicable cure period under such loan documents, and which is not the subject of a forbearance or waiver from such lender. Under the Asset Management Agreement, “Key Manager Employee” means Mr. Messinger or a replacement officer or employee of TPH Manager with reasonably equivalent skills and abilities (as determined by the JV Investor on behalf of the JV in its reasonable discretion). In the event Mr. Messinger fails to be involved in the day-to-day operations of the TPH Manager pursuant to the Asset Management Agreement, the JV agrees its sole and exclusive remedy will be to terminate TPH Manager without cause on 30 days’ notice.

Amended and Restated Corporate Credit Facility

At the Closing, the Company will enter into an amended and restated credit agreement, among the JV, as borrower, certain subsidiaries of the JV, as guarantors, and the Company Investor, as initial lender, and a third-party agent, as administrative agent (the “Amended and Restated CCF”), which will amend and restate the original CCF to, among other things, (i) release certain of the Company’s subsidiaries as guarantors, other than TPH 470 4th Avenue Investor LLC, (ii) pledge the equity of the JV, as borrower, held by the Company to the Company Investor, as lender, (iii) implement a new maturity date of June 30, 2026, (iv) offer the interest rate options of either (1) all PIK or (2) a combination of cash pay interest rate (4.875%) and the PIK interest rate (5.45%) and (v) release the Company’s obligations and cure of all defaults under the CCF.

The foregoing summaries of the material terms of the JV Operating Agreement, Asset Management Agreement, Amended and Restated CCF and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits A, B, C and D to the Stock Purchase Agreement and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2024, the Company received a deficiency letter (the “January Deficiency Letter”) from the NYSE American advising the Company that the NYSE American had determined that the Company’s securities had been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the Guide, the Company’s continued listing is predicated on it effecting a reverse stock split of its shares of Common Stock or otherwise demonstrating sustained price improvement by no later than July 4, 2024. The January Deficiency Letter states that, as a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner. The NYSE American can also take accelerated delisting action if the Common Stock trades at levels viewed to be abnormally low.

As previously disclosed in the Current Report on Form 8-K filed by the Company on December 4, 2023, on November 29, 2023, the Company received a deficiency letter (the “November Deficiency Letter”, and together with the January Deficiency Letter, the “Deficiency Letters”) from the NYSE American advising the Company that it was not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i) and (ii) of the Guide. In order to maintain the Company’s listing on the NYSE American, the NYSE American requested in the November Deficiency Letter that the Company submit a plan of compliance (the “Plan”) by December 29, 2023 advising of actions it has taken or will take to regain compliance with Section 1003(a)(i) and (ii) of the Guide by May 29, 2025. The Company’s management has submitted a Plan to the NYSE American, which the NYSE American is reviewing. If the NYSE American accepts the Company’s Plan, the Company will have an eighteen (18) month cure period to comply with the Plan and be able to continue its listing during such period and will be subject to continued periodic review by the NYSE American staff. If the Plan is not accepted, or is accepted but the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the Guide.

The Company intends to consider available options to regain compliance with the requirements set forth in the Deficiency Letters. No decisions have been made at this time. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required time frames.

The January Deficiency Letter has no immediate impact on the listing of the Company’s shares of Common Stock, which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “TPHS”, and will continue to have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The January Deficiency Letter does not affect the Company’s ongoing business operations or its reporting requirements with the SEC.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company and its stockholders by (i) reducing the liquidity and market price of the Company’s Common Stock; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which in turn could potentially negatively impact the Company’s ability to raise equity financing; and (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and/or (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference. The Investor Shares to be issued to the Company Investor will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Item 7.01 Regulation FD Disclosure.

On January 10, 2024, the Company issued a press release announcing the matters disclosed in Item 1.01 above and, in accordance with the NYSE American’s procedures, discussing the matters disclosed in Item 3.01 above. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 7.01.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibit hereto, is material or that the dissemination of such information is required by Regulation FD.

Additional Information and Where to Find It

In connection with the proposed transactions contemplated by the Stock Purchase Agreement, the Company has filed and intends to file with the SEC preliminary and definitive consent solicitation statements, respectively, relating to the contemplated transactions and other relevant documents. The definitive consent solicitation statement will be mailed to the Company’s stockholders as of the record date established for voting on the contemplated transactions and related matters. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE CONSENT SOLICITATION STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE CONTEMPLATED TRANSACTIONS. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s website at www.sec.gov or on the Company’s website at www.tphs.com.

Participants in Solicitation

This communication is not a solicitation of a consent from any investor or securityholder. However, the Company and its directors and executive officers may, under SEC rules, be deemed participants in the solicitation of consents from the stockholders of the Company in connection with the contemplated transactions and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of consents in connection with the proposed transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the preliminary and definitive consent solicitation statements (when available) for the contemplated transactions. Additional information regarding the Company’s directors and executive officers is included in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2023. To the extent holdings of the Company’s securities by the directors or executive officers have changed since the amounts set forth in the Definitive Proxy Statement on Schedule 14A for the Company’s 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge from the sources indicated above.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed Transactions; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed Transactions and the expected timing of completion of the proposed Transactions; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the risk that the proposed Transactions may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed Transactions by the Company’s stockholders; (iii) the possibility that any or all of the other conditions to the consummation of the proposed Transactions may not be satisfied or waived; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement; (v) the effect of the announcement or pendency of the proposed Transactions on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its business counterparties, or its operating results and business generally; (vi) risks related to the proposed Transactions diverting management’s attention from the Company’s ongoing business operations; (vii) the amount of costs, fees and expenses related to the proposed Transactions; (viii) the risk that the Company’s stock price may decline significantly and/or that the Company will need to file for bankruptcy if the Transactions are not consummated; (ix) the risk of stockholder litigation in connection with the proposed Transactions, including resulting expense or delay; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Stock Purchase Agreement, dated as of January 5, 2024, by and between Trinity Place Holdings Inc., a Delaware corporation, TPHS Lender LLC, a Delaware limited liability company and TPHS Investor LLC, a Delaware limited liability company

99.1	Press release, dated January 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit in accordance with the rules of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: January 10, 2024	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer